Exhibit 10.3
FORM OF WARRANT
THE WARRANT EVIDENCED HEREBY, AND THE SECURITIES ISSUABLE HEREUNDER, HAVE BEEN AND SHALL BE ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT AND SUCH SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND SHALL NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THE PROPOSED DISPOSITION IS THE SUBJECT OF A CURRENTLY EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND SUCH STATE SECURITIES LAWS IN CONNECTION WITH SUCH DISPOSITION.
TETON ENERGY CORPORATION
COMMON STOCK PURCHASE WARRANT
Original Issue Date: APRIL 2, 2008
Void After: 11:59 P.M., APRIL 1, 2010
This Warrant is Issued to _________________ (hereinafter called the “Holder,” which term shall include the Holder’s legal representatives, heirs, successors and permitted assigns) by Teton Energy Corporation, a Delaware corporation (hereinafter referred to as the “Company”). This Warrant may be transferred by the Holder in accordance with the provisions of Section 12.
     1. Exercise of Warrant. For value received and subject to the terms and conditions hereinafter set forth, the Holder is entitled, upon surrender of this Warrant at any time on or after July 2, 2008 and on or prior to April 1, 2010 (the “Exercise Date”) (with the subscription form annexed hereto (the “Subscription Form”) duly executed) at the office of the Company at 410 17th Street, Suite 1850, Denver, Colorado 80202, or such other office in the United States of which the Company shall notify the Holder hereof in writing, to purchase from the Company, at the purchase price hereinafter specified (as adjusted from time to time, the “Exercise Price”), _______ shares (the “Warrant Shares”) (as adjusted from time to time) of the Common Stock, $0.001 par value per share, of the Company (the “Common Stock”). The initial Exercise Price shall be $6.00 per share.
     2. Issuance of Stock Certificates. As promptly as practicable after surrender of this Warrant and receipt of payment of the Exercise Price, the Company shall issue and deliver to the Holder a certificate or certificates for the shares purchased hereunder, in certificates of such denominations and in such names as the Holder may specify.
     3. Payment of Exercise Price. Payment of the Exercise Price shall be made by check made payable to the order of the Company or wire transfer of immediately available funds to a bank account designated by the Company.

     4. Limitations on Exercise. Notwithstanding anything to the contrary contained herein, the number of Warrant Shares that may be acquired by the Holder upon any exercise of this Warrant (or otherwise in respect hereof) shall be limited to the extent necessary to ensure that, following such exercise (or other issuance), the total number of shares of Common Stock then beneficially owned by the Holder and its affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) does not exceed 4.999% of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such exercise). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Subscription Form by the Holder will constitute a representation by the Holder that it has evaluated the limitation set forth in this Section 4 and determined that issuance of the full number of Warrant Shares requested in such Subscription Form is permitted under this Section 4. The Company’s obligation to issue shares of Common Stock in excess of the limitation referred to in this Section 4 shall be suspended (and, except as provided below, shall not terminate or expire notwithstanding any contrary provisions hereof) until such time, if any, as such shares of Common Stock may be issued in compliance with such limitation; provided, that, if, as of 5:30 P.M., New York City time, on the Expiration Date, the Company has not received written notice that the shares of Common Stock may be issued in compliance with such limitation, the Company’s obligation to issue such shares shall terminate. By written notice to the Company, the Holder may waive the provisions of this Section 4 but any such waiver will not be effective until the 61st day after such notice is delivered to the Company, nor will any such waiver effect any other Holder.
     5. [Reserved].
     6. Adjustment for Dividends, Distributions, Subdivisions, Combinations, Mergers, Consolidations or Sale of Assets.
          6.1. Manner of Adjustment.
               (a) Stock Dividends, Distributions or Subdivisions. In the event the Company shall issue shares of Common Stock in a stock dividend, stock distribution or subdivision, the Exercise Price in effect immediately before such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately increased.
               (b) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased and the number of shares of Common Stock purchasable by exercise of this Warrant shall be proportionately decreased.

               (c) Adjustment for Reclassification, Exchange or Substitution. In the event that the class of securities issuable upon the exercise of this Warrant shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than any event addressed by Sections 6.1(a), 6.1(b) or 6.1(d)), then and in each such event the Holder shall have the right thereafter to exercise this Warrant for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of the class of securities into which such Warrant might have been exercisable for immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.
               (d) Adjustment for Merger, Consolidation or Sale of Assets. In the event that the Company shall merge or consolidate with or into another entity or sell all or substantially all of its assets, this Warrant shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions set forth in this Section 6 with respect to the rights and interest thereafter of the Holder of this Warrant, to the end that the provisions set forth in this Section 6 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the exercise of this Warrant.
          6.2. Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company at its expense shall promptly upon request compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.
          6.3. Closing of Books. The Company shall at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely and proper issuance of such shares.
     7. Covenants of the Company. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for the purpose of issue upon exercise of the rights evidenced hereby, a sufficient number of shares of the class of securities issuable upon exercise of this Warrant to provide for the exercise of such rights. All securities which may be issued upon the exercise of the rights represented by this Warrant shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. Upon surrender for exercise, this Warrant shall be canceled and shall not be reissued; provided, however, that upon the partial exercise hereof a substitute Warrant of like tenor and date representing the rights to subscribe for and purchase any such unexercised portion hereof shall be issued.
     8. No Rights as Shareholder Until Exercise. This Warrant shall not entitle the Holder to any voting rights or any other rights as a stockholder of the Company but upon presentation of this

Warrant with the Subscription Form duly executed and the tender of payment of the Exercise Price at the office of the Company pursuant to the provisions of this Warrant, the Holder shall forthwith be deemed a stockholder of the Company in respect of the securities for which the Holder has so subscribed and paid.
     9. No Change Necessary. The form of this Warrant need not be changed because of any adjustment in the Exercise Price or in the number of shares issuable upon its exercise. A Warrant issued after any adjustment or any partial exercise or upon replacement may continue to express the same Exercise Price and the same number of shares (appropriately reduced in the case of partial exercise) as are stated on this Warrant as initially issued, and that Exercise Price and that number of shares shall be considered to have been so changed as of the close of business on the date of adjustment.
     10. Addresses for Notices. All notices, requests, consents and other communications hereunder shall be in writing, either delivered in hand or mailed by registered or certified mail, return receipt requested, or sent by facsimile, and shall be deemed to have been duly made when delivered:
          If to the Holder, to the Holder’s address as shown on the books of the Company; or
          If to the Company, to the address set forth on the first page of this Warrant.
     11. Substitution. In the case this Warrant shall be mutilated, lost, stolen or destroyed, the Company shall issue a new Warrant of like tenor and denomination and deliver the same (a) in exchange and substitution for and upon surrender and cancellation of any mutilated Warrant, or (b) in lieu of any Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft, or destruction of such Warrant (including, without limitation, a reasonably detailed affidavit with respect to the circumstances of any loss, theft or destruction), and indemnity agreement satisfactory to the Company.
     12. Transfer Restrictions. Subject to the Holder complying with the applicable federal and state securities laws, this Warrant shall be freely transferable by the Holder, and may be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise).
     13. Severability. If one or more provisions of this Warrant are held to be unenforceable under applicable law, the parties agree to renegotiate such provision(s) reasonably and in good faith, in order to maintain or achieve the economic position enjoyed by each party as close as possible to that under the provision(s) rendered unenforceable, and (a) such unenforceable provision(s) shall be excluded from this Warrant and replaced with the renegotiated provision, (b) the balance of the provisions of this Warrant shall be interpreted as if such unenforceable provision(s) were so excluded and (c) the balance of the provisions of this Warrant shall be enforceable in accordance with its terms.
     14. Taxes. The Company makes no representations about tax treatment to the Holder with respect to receipt or exercise of this Warrant or acquiring, holding, or disposing of the Common Stock, and the Holder represents that the Holder has had the opportunity to discuss such treatment with the Holder’s tax advisers.

     15. Governing Law. This Warrant shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware without regard to its principles of conflicts of laws.
     16. Registration Rights. All of the Warrant Shares are subject to and covered by the terms of a Registration Rights Agreement dated April 2, 2008.
     17. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Holder and the Company.
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     IN WITNESS WHEREOF, the parties have caused this Warrant to be executed this ___ day of April, 2008.

TETON ENERGY CORPORATION

By:

Name:	Dominic J. Bazile II

Title:	EVP & Chief Operating Officer

SUBSCRIPTION FORM

TO:	Teton Energy Corporation
410 17th Street, Suite 1850
Denver, CO 80202
     (1) The undersigned hereby elects to purchase ___ shares of the Common Stock of Teton Energy Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full. If this Warrant is not fully exercised, the undersigned requests that a new Warrant to purchase the balance of the shares of Common Stock remaining purchasable hereunder be issued in the name of                                         .
     (2) Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Tax Identification Number)

(Date)

(Signature)

(Print name)